Rand Logistics, Inc.

Rand Logistics Announces Closing of Common Stock Offering
 and Signing of Vessel Acquisition Agreements

New York, NY – September 27, 2011 – Rand Logistics, Inc. (Nasdaq:RLOG) ("Rand") today announced that it successfully closed its public underwritten offering of 2,800,000 shares of common stock at $6.00 per share.  The Company’s proceeds from the offering, net of underwriter’s commissions, were $16.1 million.  Rand expects to use the net proceeds of the offering to partially fund the anticipated acquisition of two dry bulk carriers, one of which is a self-unloader, and for general corporate purposes.  With respect to the anticipated acquisitions, Rand also announced today that it has entered into agreements to purchase the two bulk carriers for a total purchase price of $25 million.  The acquisition of the self-unloading vessel (which is an integrated tug/barge unit) is subject to Rand obtaining acceptable debt financing for such acquisition.  Rand anticipates investing an additional $10 million to modify the two bulk carriers.

Scott Bravener, President of Lower Lakes, commented, “We are very pleased to announce the signing of the vessel acquisition agreements.  The acquisition of additional vessels not currently operating on the Great Lakes will allow us to meet the growing needs of our customers.  We believe that the self-unloading dry bulk carrier is the only Jones Act-compliant vessel currently operating outside the Great Lakes with dimensions that allow for it to be transferred into the Great Lakes.  Based on current market conditions, we believe that substantially all of the 2012 sailing days related to the new vessels will be utilized in servicing existing and new customers.”

BB&T Capital Markets acted as the sole book-running manager of the offering of common stock.

Copies of the final prospectus for the offering can be obtained from:

BB&T Capital Markets
901 East Byrd Street, Suite 300
Richmond, VA 23219
(804) 780-3267

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities described above in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on June 29, 2011.  Additional risks and uncertainties relating to Rand, its business and the offering can also be found in the preliminary prospectus supplement (and accompanying base prospectus) related to the proposed offering filed with the SEC on September 13, 2011, which may be accessed via EDGAR at www.sec.gov.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of three conventional bulk carriers and twelve self-unloading bulk carriers, including three integrated tug/barge units.  The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company’s vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, – and the Canada Marine Act – which requires only Canadian registered and crewed ships to operate between Canadian ports.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc.		Lesley Snyder
Laurence S. Levy, Chairman & CEO		(212) 863-9413
Edward Levy, President		LSnyder@randlogisticsinc.com
(212) 644-3450

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